AT&T Reports First-Quarter Results

First-Quarter Consolidated Results
•Consolidated revenues of $38.1 billion
•Diluted EPS of $0.65 compared to $1.021 in the year-ago quarter
•Adjusted EPS of $0.77 compared to $0.851 in the year-ago quarter
•Cash from operations of $5.7 billion
•Capital expenditures of $4.7 billion; gross capital investment2 of $6.3 billion
•Free cash flow3 of $0.7 billion

Note: AT&T’s first-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, April 21, 2022. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, April 21, 2022 — AT&T Inc. (NYSE:T) reported first-quarter results that showed continued success in customer growth across wireless and fiber.

“Our momentum in growing customer relationships is reaching historical levels,” said John Stankey, AT&T CEO. “We had our best first quarter for postpaid phone net adds in more than a decade and our fiber broadband net adds remain consistently strong. Our results, including free cash flow, are in line with our expectations toward delivering on the full-year guidance provided at our recent Analyst Day.”

“AT&T has entered a new era, meeting this opportunistic moment from a position of flexibility and strength thanks to our evolving networks, enhanced customer experience, growing 5G and fiber customer base and a much stronger balance sheet. And we continue to make good consistent progress on our journey to becoming America’s best broadband provider.”

First-Quarter Highlights

Communications
•Mobility:
◦691,000 postpaid phone net adds
◦965,000 postpaid net adds
◦113,000 prepaid phone net adds
◦Postpaid phone churn of 0.79%
◦Revenues up 5.5%; service revenues up 4.8%; equipment revenues up 7.3% year over year
◦Operating income of $5.9 billion, down 3.2% year over year; EBITDA4 down 1.8%
◦Operating income margin of 29.2%; EBITDA service margin5 53.7%

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•Business Wireline
◦Operating income margin of 15.2%; EBITDA margin4 in the high-30% range

•Consumer Wireline:
◦289,000 AT&T Fiber net adds; penetration of 37%, up about 200-basis points
◦Broadband revenues up 6.8%, due to fiber revenue growth of 24.7%
◦Broadband ARPU growth of 5.9%

WarnerMedia
•Total global HBO Max and HBO subscribers6 of 76.8 million, up 12.8 million year over year; domestic subscribers7 of 48.6 million, up 4.4 million year over year

Consolidated Financial Results
Consolidated revenues for the first quarter totaled $38.1 billion versus $43.9 billion in the year-ago quarter, down 13.3% reflecting the impact of divested businesses, mainly U.S. Video in the third quarter of 2021 and Vrio in the fourth quarter of 2021, as well as lower Business Wireline revenues. These decreases were partially offset by higher Mobility revenues and, to a lesser extent, higher WarnerMedia, Consumer Wireline and Mexico revenues. Excluding impacts of the U.S. Video business and Vrio from the prior-year quarter, revenues were $38.1 billion, up 1.6% compared to $37.5 billion8 in the year-ago quarter reflecting revenue growth for standalone AT&T9 and WarnerMedia. When further excluding the impacts of WarnerMedia and Xandr from both quarters, standalone AT&T consolidated revenues totaled $29.7 billion10 compared to $29.0 billion in the year-ago quarter, up 2.5%.

Operating expenses were $32.5 billion versus $36.3 billion in the year-ago quarter. Expenses declined due to the separation of U.S. Video operations, and impacts of Vrio and other divested businesses. These declines were partially offset by higher costs for standalone AT&T, including wireless equipment costs, 3G network shutdown costs, and higher WarnerMedia programming, marketing and selling costs.

Operating income was $5.6 billion versus $7.7 billion in the year-ago quarter reflecting the divestitures. When adjusting for merger amortization costs and other items, adjusted operating income was $7.1 billion11 versus $8.9 billion in the year-ago quarter. Excluding impacts of U.S. Video and Vrio from the prior-year quarter, adjusted operating income totaled $7.1 billion compared to $7.5 billion12 in the year-ago quarter. When further excluding the impacts of WarnerMedia and Xandr for both quarters, standalone AT&T adjusted operating income totaled $5.8 billion13 compared to $5.8 billion in the year-ago quarter.

Equity in net income (loss) of affiliates of $0.5 billion includes $0.5 billion from the DIRECTV investment. With adjustment for the proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment was $0.9 billion.14

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First-quarter net income attributable to common stock was $4.8 billion, or $0.65 per diluted common share, versus $7.5 billion, or $1.02 per diluted common share, in the year-ago quarter. Adjusting for $0.12, which includes merger-amortization costs (a proportionate share of intangible amortization at the DIRECTV equity method investment), an actuarial gain on benefit plans and other items, earnings per diluted common share was $0.77. This compares to an adjusted earnings per diluted common share of $0.85 in the year-ago quarter.

Cash from operating activities was $5.7 billion, down $4.2 billion year over year, including content spend of $5.1 billion. Capital expenditures were $4.7 billion in the quarter. Capital investment totaled $6.3 billion, which includes $1.6 billion of cash payments for vendor financing. Free cash flow, including $1.3 billion of distributions from DIRECTV classified as investing activities, was $0.7 billion for the quarter compared to $4.2 billion a year ago. Net debt increased by $12.8 billion sequentially, and net debt-to-adjusted EBITDA at the end of the first quarter was 3.42x.15

When excluding the impacts of WarnerMedia, Vrio and Xandr for both quarters, standalone AT&T cash from operating activities was $7.7 billion16, down $1.7 billion year over year. Standalone AT&T free cash flow was $2.9 billion16 for the quarter compared to $3.8 billion a year ago.

Communications Operational Highlights

First-quarter revenues were $28.9 billion, up 2.5% year over year due to increases in Mobility and Consumer Wireline more than offsetting a decline in Business Wireline. Operating contribution was $7.0 billion, down 5.4% year over year, with operating income margin of 24.3%, compared to 26.4% in the year-ago quarter.

Mobility
•Revenues were up 5.5% year over year to $20.1 billion due to higher service and equipment revenues. Service revenues were $14.7 billion, up 4.8% year over year, driven by subscriber growth. Equipment revenues were $5.4 billion, up 7.3% year over year, driven by increased sales of higher priced smartphones.
•Operating expenses were $14.2 billion, up 9.5% year over year due to higher equipment costs, 3G network shutdown costs, higher bad debt, higher HBO Max bundling costs, higher amortization of customer acquisition costs, elimination of CAFII government credits and higher FirstNet costs.
•Operating income was $5.9 billion, down 3.2% year over year. Operating income margin was 29.2%, compared to 31.8% in the year-ago quarter.
•EBITDA was $7.9 billion, down 1.8% year over year with EBITDA margin of 39.4%, down from 42.3% a year ago. EBITDA service margin was 53.7%, compared to 57.4% in the year-ago quarter.

April 20, 2022
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•Total net adds were 5.5 million including:
◦965,000 postpaid net adds, which excludes impacts of the 3G network shutdown of 900,000 that were reflected as adjustments to the subscriber base consistent with historical practice, with:
◦691,000 postpaid phone net adds
◦62,000 postpaid tablet and other branded computing device net adds
◦212,000 other net adds
◦113,000 prepaid phone net adds
•Postpaid churn was 0.94% versus 0.93% in the year-ago quarter.
•Postpaid phone churn was 0.79% versus 0.76% in the year-ago quarter.
•Prepaid churn was less than 3%, with Cricket substantially lower.
•Postpaid phone-only ARPU was $54.00, down 0.2% versus the year-ago quarter, due to the impacts of promotional discount amortization.

Business Wireline
•Revenues were $5.6 billion, down 6.7% year over year due to lower demand for legacy voice and data services and a strategic decision to deemphasize non-core services.
•Operating expenses were $4.8 billion, down 3.7% year over year due to ongoing operational cost efficiencies and lower amortization of deferred fulfillment costs, partially offset by higher depreciation costs.
•Operating income was $0.9 billion, down 20.5% with operating income margin of 15.2%, compared to 17.9% in the year-ago quarter.
•EBITDA was $2.2 billion, down 8.5% year over year with EBITDA margin of 38.3%, compared to 39.0% in the year-ago quarter.
•AT&T Business serves nearly 2.5 million customers, from the largest global companies and government agencies to small businesses. More than 675,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to approximately 3 million U.S. business customer locations. Nationwide, more than 9.5 million business customer locations are on or within 1,000 feet of our fiber.17

Consumer Wireline
•Revenues were $3.2 billion, up 2.0% year over year due to gains in broadband more than offsetting declines in legacy voice and data services and other services. Broadband revenues increased 6.8% due to fiber growth of 24.7%, partially offset by non-fiber revenue declines of 5.3%.
•Operating expenses were $2.8 billion, up 1.9% year over year largely driven by higher advertising costs and the elimination of CAFII government credits, partially offset by lower amortization of deferred fulfillment costs.
•Operating income was $317 million, up 3.3% year over year with operating income margin of 10.0%, compared to 9.9% in the year-ago quarter.
•EBITDA was $1.1 billion, up 1.3% year over year with EBITDA margin of 34.3%, compared to 34.5% in the year-ago quarter.

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•Total broadband gains, excluding DSL, were 5,000, reflecting AT&T Fiber net adds of 289,000, mostly offset by losses in non-fiber services. AT&T Fiber now has the ability to serve 17 million customer locations.

WarnerMedia Operational Highlights

•Revenues for the first quarter were $8.7 billion, up 2.5% versus the year-ago quarter, driven by higher subscription revenues and higher content and other revenues, partially offset by lower advertising revenues. Subscription revenues were $4.0 billion, up 4.4%, primarily reflecting growth of HBO Max. Content and Other revenues were $3.1 billion, up 3.4%, driven by higher theatrical revenues, higher HBO Max licensing, and partially offset by lower TV licensing. Advertising revenues were $1.7 billion, down 3.0% year over year due to lower linear audiences and tough comparisons to the prior-year political environment, partially offset by higher sports.
•Operating expenses totaled $7.4 billion, up 13.0% year over year driven by higher marketing costs as well as higher programming costs and incremental selling costs associated with DIRECTV advertising revenue sharing arrangements.
•Operating contribution was $1.3 billion, down 35.7% year over year.
•Operating income was $1.3 billion, down 32.7% year over year, as a result of continued investments in HBO Max as well as in the launch of CNN+ at the end of the quarter and incremental advertising revenue sharing costs. Operating income margin was 15.1%, compared to 23.0% in the year-ago quarter.
•At the end of the quarter, there were 76.8 million global HBO Max and HBO subscribers. Global HBO Max and HBO subscribers increased 12.8 million year over year and were up 3.0 million sequentially, primarily driven by international as well as domestic retail subscriber gains reflecting strength of the programming slate. At the end of the quarter, there were 48.6 million domestic HBO Max and HBO subscribers versus 44.2 million in the year-ago quarter, up 4.4 million year over year. Domestic subscriber ARPU18 was $11.24.

Latin America Operational Highlights

Revenues were $690 million, down 49.8% year over year due to the sale of Vrio in the fourth quarter of 2021. Mexico revenues were up 9.4% year over year primarily due to increased growth in service revenues. Service revenues were $490 million, up 11.6% year over year, driven by growth in other services and subscribers. Equipment revenues were $200 million, up 4.2% year over year due to higher sales.

Operating contribution was ($102) million compared to ($173) million in the year-ago quarter. For Mexico, operating loss was ($102) million versus ($134) million in the year-ago quarter. Mexico EBITDA was $59 million compared to $11 million in the year-ago quarter.

Total wireless net adds were 141,000, including 178,000 prepaid net adds, 3,000 postpaid net adds and 40,000 reseller net losses.

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1 Diluted EPS for the prior year quarter has been recast due to the adoption of Accounting Standards Update (ASU) No. 2020-06 in the first quarter of 2022 with retrospective application. Adjusted EPS for the prior year quarter has been recast for consistency to include gains on benefit-related and other cost investments. Further information is included in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated April 21, 2022.
2 Capital investment includes capital expenditures and cash paid for vendor financing ($1.6 billion in 1Q22).
3 Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities of $5.7 billion, plus cash distributions from DIRECTV classified as investing activities of $1.3 billion, minus capital expenditures of $4.7 billion and cash paid for vendor financing of $1.6 billion.
4 EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues.
5 EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.
6 Global HBO Max and HBO subscribers consist of domestic and international HBO Max and HBO subscribers, and exclude free trials, basic and Cinemax subscribers.
7 Domestic HBO Max and HBO subscribers consist of U.S. accounts with access to HBO Max (including wholesale subscribers and subscribers receiving access through bundled services with affiliates that may not have signed in) and HBO accounts, and exclude free trials and Cinemax subscribers.
8 Operating Revenues, excluding impacts of the U.S. Video business and Vrio, of $37.5 billion for 1Q21 is calculated as Operating Revenues of $43.9 billion minus Video operating revenues of $6.7 billion and Vrio operating revenues of $0.7 billion, plus WarnerMedia sales for content and advertising of $1.0 billion that are external after close of the U.S. Video and Vrio transactions. Further information is included in our Form 8-K dated April 21, 2022.
9 Standalone AT&T results for 1Q22 reflects the historical operating results of the company excluding certain businesses (WarnerMedia, Xandr, Playdemic, Vrio, Video and other dispositions included in Corporate and Other). See our Forms 8-K dated April 14, 2022, April 15, 2022, and April 21, 2022, for further discussion and information.
10 Operating Revenues for standalone AT&T of $29.7 billion for 1Q22 is calculated as Operating Revenues of $38.1 billion minus WarnerMedia segment operating revenues of $8.7 billion plus WarnerMedia sales for content of $0.3 billion that are external after close of the transaction. Further information is included in our Forms 8-K dated April 14, 2022, April 15, 2022, and April 21, 2022. Represents AT&T’s current best estimate of its unaudited results reflecting the discontinued operations and other dispositions. Actual results could differ from these estimates.
11 Adjusted Operating Income is Operating Income adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. Adjusted Operating Income for 1Q22 of $7.1 billion is calculated as Operating Income of $5.6 billion plus $1.4 billion of adjustments as detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated April 21, 2022.
12 Adjusted Operating Income, excluding impacts of the U.S. Video business and Vrio, of $7.5 billion for 1Q21 is calculated as Adjusted Operating Income of $8.9 billion minus $1.3 billion of adjustments to reflect the impacts of the 2021 Video separation and Vrio sale. Further detail of these adjustments and information is included in our Form 8-K dated April 21, 2022.
13 Adjusted Operating Income of standalone AT&T of $5.8 billion for 1Q22 is calculated as Adjusted Operating Income of $7.1 billion minus WarnerMedia segment operating income of $1.3 billion. Further detail of these adjustments and information is included in our Forms 8-K dated April 14, 2022, April 15, 2022, and April 21, 2022. Represents AT&T’s current best estimate of its unaudited results reflecting the discontinued operations and other dispositions. Actual results could differ from these estimates.
14 Adjusted equity in net income from DIRECTV investment is calculated as equity income from DIRECTV reported in Equity in Net Income (Loss) of Affiliates and excludes AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation
15 Net Debt to Adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $169.0 billion (Total Debt of $207.6 billion at March 31, 2022, less Cash and Cash Equivalents of $38.6 billion) by the sum of the most recent four quarters of Adjusted EBITDA of $49.4 billion ($13.5 billion for June 30, 2021; $13.0 billion for September 30, 2021; $11.3 billion for December 31, 2021; and $11.6 billion for March 31, 2022).
16 Standalone AT&T Cash from Operations of $7.7 billion for 1Q22 is calculated as cash from operations of $5.7 billion minus WarnerMedia and Vrio cash from operations of ($2.0) billion. Standalone AT&T free cash flow of $2.9 billion for 1Q22 is calculated as standalone AT&T cash from operations of $7.7 billion, plus cash distributions from DIRECTV classified as investing activities of $1.3 billion, minus cash paid for vendor financing of $1.6 billion, minus capital expenditures of $4.7 billion, plus WarnerMedia and Vrio capital expenditures of $0.2 billion. Further detail of these adjustments and information is included in our Forms 8-K dated April 21, 2022.
17 The approximately 3 million U.S. business customer locations are included within the 9.5+ million U.S. business customer locations on or within 1,000 feet of our fiber.
18 Domestic subscriber ARPU is defined as domestic HBO Max and HBO subscriber revenues during the period divided by average domestic HBO Max and HBO subscribers during the period, excluding HBO Commercial and other bulk-billed revenues and subscribers during the period.

*About AT&T
We help more than 100 million U.S. families, friends and neighbors connect in meaningful ways every day. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

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AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2022 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com

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